UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 10, 2011

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On February 10, 2011, the Board of Directors (the “Board”) of China Agritech, Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board, appointed Xuenong Zhang to fill the vacancy left on the Board when Mr. Charles Law resigned as a director of the Company.

The Board determined that Mr. Zhang is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC (the “Nasdaq Marketplace Rules”) and Section 1 0A(m)(3) of the Securities Exchange Act of 1934, as amended.

The Board also appointed Mr. Zhang to serve on the Compensation and Nominating Committees of the Board.

Mr. Zhang, age 51, since January 2010 has been the Deputy General Manager of Xinhuinong Agricultural Material (Beijing) Co., Ltd. Prior to that, from March 2006 to December 2009, he was a deputy General Manager of Sinofert Holdings Limited.

Mr. Zhang has no family relationships with any of the executive officers or directors of the Company.

Mr. Law resigned as a director of the Company on February 10, 2010 for personal business reasons and did not resign as a result of any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

On February 10, 2011, the Company entered into a director’s agreement with Mr. Zhang. Pursuant to the agreement, Mr. Zhang is entitled to a director’s fee of $20,000 per annum, payable semi-annually. Such fee is in addition to any fees to which he may be entitled under guidelines and rules established by us from time to time for compensating non-employee directors for their services and attending meetings of the Board and its committees. Unless terminated by either party upon 10 days written notice, the agreement expires on the earlier of one year or Mr. Zhang’s removal or resignation from the Board. Mr. Zhang’s agreement prevents him from competing with the business of the Company or any of its subsidiaries or affiliates, directly or indirectly, during the term of the agreement and for a period of 12 months following its termination.

Additionally, the Company entered into an indemnification agreement for directors with Mr. Zhang dated February 10, 2011, pursuant to which, the Company agreed to indemnify Mr. Zhang the fullest extent permitted by Delaware law against expenses paid in settlement, in connection with a proceeding by the Company or in pursuit of the Company’s rights to procure a judgment in its favor, if Mr. Zhang acted in good faith and in a matter he reasonably believed to be in the Company’s best interests. The Company agreed to indemnify Mr. Zhang against expenses actually and reasonably incurred by him in connection with a proceeding, other than a proceeding by the Company in pursuit of its rights, if Mr. Zhang acted in good faith and in a matter he reasonably believed to be in the Company’s best interests, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Independent Director Contract between the Company and Xuenong Zhang, dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: February 10, 2010	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Independent Director Contract between the Company and Xuenong Zhang, dated February 10, 2011